Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Alto Group Holdings Inc.

I consent to the inclusion in this Registration Statement on Form S-1 of my report dated January 29, 2008 included therein relating to the financial statements of Alto Group Holdings Inc. for the period September 21, 2007 (inception) to November 30, 2007. I also consent to the reference to the firm under the heading “Experts” in this Registration Statement.

Freeport, New York	MICHAEL T. STUDER
March 20, 2008	Michael T. Studer CPA P.C.